SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 4, 2005

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive

Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code (305) 714-4100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On June 1, 1981, Watsco, Inc. (the “Company”) and Albert H. Nahmad (the “Executive”) entered into a Key Executive Deferred Compensation Agreement pursuant to which the Company was required to provide certain retirement, death or other benefits to the Executive (the “Deferred Compensation Agreement”).

On April 4, 2005, the Company and the Executive entered into a Termination of Key Executive Deferred Compensation Agreement (the “Termination Agreement”). Pursuant to the terms of the Termination Agreement, in consideration of the Company’s award to the Executive of a restricted stock grant of 55,000 shares of the Company’s Class B Common Stock, par value $0.50, pursuant to the terms of the Company’s 2001 Incentive Compensation Plan, the Company and the Executive agreed that the Deferred Compensation Agreement was terminated and considered null and void and that no retirement, death or other benefits shall be paid thereunder.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the terms of the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Termination of Key Executive Deferred Compensation Agreement, dated April 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSCO, INC.

Dated: April 8, 2005	By:	/s/ Ana M. Menendez
	Name:	Ana M. Menendez
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination of Key Executive Deferred Compensation Agreement, dated April 4, 2005